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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 5, 2003

                                    SPSS INC.
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             (Exact Name of Registrant as Specified in Its Charter)

        Delaware                         000-22194            36-2815480
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(State or Other Jurisdiction of         (Commission        (I.R.S. Employer
        Incorporation)                  File Number)       Identification No.)

233 South Wacker Drive, Chicago, Illinois                  60606
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(Address of Principal Executive Offices)                 (Zip Code)

                                 (312) 651-3000
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              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

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         ITEM 2:  ACQUISITION.

         On November 5, 2003, SPSS Inc. ("SPSS"), through its wholly-owned subsidiary, SPSS International B.V. ("SPSS International"), acquired all of the issued and outstanding shares of capital stock of DataDistilleries, B.V. The terms and conditions of the acquisition are specified in a Stock Purchase Agreement, dated as of November 1, 2003, by and among SPSS, SPSS International and the former shareholders of Data Distilleries.

         The aggregate purchase price for all of the issued and outstanding shares of capital stock of Data Distilleries was determined by the parties in arms-length negotiations. The Stock Purchase Agreement provides for a guaranteed payment of $1 million in cash and 281,830 shares of SPSS Common Stock valued at approximately $5.4 million to be made at the closing of the transaction. The Stock Purchase Agreement also provides that, over the next two years, the former shareholders of Data Distilleries can receive additional cash payments totaling $4.1 million at current approximate exchange rates, contingent on the achievement of certain growth targets for license and maintenance revenues from the Data Distilleries applications. The contingent payments will be paid, if at all, at the end of the first and second years following the closing of the transaction.

         The Common Stock that represents a portion of the guaranteed payment is currently unregistered and cannot be resold by the former Data Distilleries shareholders until a registration statement is filed with respect to these shares. Pursuant to the terms of the Stock Purchase Agreement, SPSS is obligated to file a registration statement with the SEC to register the resale by the former Data Distilleries shareholders of the SPSS common stock issued to them at the closing.

         Data Distilleries develops analytic applications that enhance the effectiveness of direct marketing campaigns, fraud detection activities, call centers, branch locations and Web sites. The offerings of Data Distilleries deliver predictions and recommendations in real time to customer-facing business users, driving actions that reduce marketing costs, increase cross-selling revenues, improve customer retention rates and reduce fraud or credit risks.

         For a more complete description of the DataDistilleries acquisition, please see the copy of the Stock Purchase Agreement which is filed herewith as
Exhibit 2.15.

         ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a) Financial Statements of Business Acquired. It is impractical to provide required financial statements at this time. The required financial statements will be filed as an amendment to the report on Form 8-K as soon as they are prepared, but in no event later than 60 days after the deadline for filing this current report.

         (b) Pro Forma Financial Information. It is impractical to provide the required pro forma financial information at this time. The required pro forma financial information will be filed as an amendment to the report on Form 8-K as soon as it is prepared, but in no event later than 60 days after the deadline for filing this current report.

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         (c)      Exhibits.

                  2.15 Stock Purchase Agreement, dated as of November 1, 2003, by and among SPSS Inc., SPSS International B.V. and the owners of all of the issued and outstanding shares of capital stock of DataDistilleries, B.V.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  SPSS INC.

                                  By:   /s/ Robert Brinkmann
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                                       Robert Brinkmann,
                                       Assistant Secretary and Controller

Dated: November 18, 2003

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